Registration No. 333-_____      As filed with the Commission on October 20, 2000

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                    ---------------------------


                              FORM S-8

                        REGISTRATION STATEMENT

                                UNDER

                      THE SECURITIES ACT OF 1933

                      ---------------------------


                      Webster City Federal Bancorp
            (Exact Name of Registrant as Specified in its Charter)

United States                                                        42-1491186
                                                                     ----------
(State or Other Jurisdiction of Incorporation) (IRS Employer Identification No.)

                          820 Des Moines Street
                     Webster City, Iowa 50595-0638
            (Address of Principal Executive Offices and Zip Code)

                        ---------------------------

                  Webster City Federal Savings Bank and
               WCF Financial, M.H.C. 1996 Stock Option Plan

                         (Full Title of the Plan)

                               Copies to:

      Phyllis A. Murphy                            Robert B. Pomerenk, Esquire
President and Chief Executive Officer       Luse Lehman Gorman Pomerenk & Schick
  Webster City Federal Bancorp                     A Professional Corporation
    820 Des Moines Street                        5335 Wisconsin Ave., NW, #400
Webster City, Iowa 50595-0638                       Washington, D.C.  20015
       (515) 832-3071                                    (202) 274-2000
 (Name, Address and Telephone
  Number of Agent for Service)

                         ---------------------------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

 Title of Securities          Amount to be              Proposed                Proposed                Amount of
   to be Registered          Registered (1)             Maximum                  Maximum             Registration Fee
                                                   Offering Price Per      Aggregate Offering
                                                         Share                    Price

    Common Stock,
    par value $.10         76,000 shares (2)           $12.75(3)                $969,000                   $270
      per share
    Common Stock,
    par value $.01         19,000 shares (4)            11.25(5)                 213,750                    60
      per share
        Total                95,000 shares                                     $1,182,750                  $330

 -------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Webster City Federal Savings Bank and WCF Financial, M.H.C. 1996 Stock Option Plan (the "Stock Option Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Webster City Federal Bancorp pursuant to 17 C.F.R. ss. 230.416(a).

(2) Represents the number of shares currently reserved for issuance for options granted pursuant to the Stock Option Plan.

(3)  Determined   by   the   exercise   price   of   options   pursuant   to  17
     C.F.R.ss.230.457(h)(1).

(4) Represents the number of shares reserved for issuance for options which have not been granted pursuant to the Stock Option Plan.

(5) Determined by reference to the fair market value of the common stock on October 19, 2000, pursuant to 17 C.F.R. ss.230.457(c).

                      ------------------------------------


     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     This Registration Statement relates to the registration of 95,000 shares of common stock of Webster City Federal Bancorp (the "Company") reserved for issuance and delivery upon the exercise of options under the Webster City Federal Savings Bank and WCF Financial, M.H.C. 1996 Stock Option Plan. The documents containing the information specified in Part I of this Form S-8 have been or will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference in this Registration
Statement:

(a) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 (File No. 0-26577) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on April 19, 2000;

(d) the description of the common stock, par value $.10 per share, of the Company contained in the Company's Current Report on Form 8-KSB filed with the Commission on July 1, 1999, and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Phyllis
A. Murphy, President and Chief Executive Officer, Webster City Federal Bancorp, 820 Des Moines Street, Webster City, Iowa 50595-0638, Tel. (515) 832-3071.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     Generally, federal regulations define areas for indemnity coverage for federal savings associations, and proposed federal regulations define areas for indemnity coverage for federal MHC subsidiary holding companies, as follows:

     (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the institution shall be indemnified by the institution for:

          (i) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

          (ii) Any amount for which such person becomes liable by reason of any judgment in such action;

          (iii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

     (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subsection are met:

          (i) The institution shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

          (ii) The institution shall make the indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of duty, only if a majority of the directors of the institution determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the institution or its members.

     (c) As used in this paragraph:

          (i) "Action" means any action, suit or other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

          (iii) "Final Judgment" means a judgment, decree, or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

          (iv) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed

     Not applicable.

Item 8.  List of Exhibits

Regulation S-B                                      Reference to Prior Filing or
Exhibit Number   Document                           Exhibit No. Attached Hereto
--------------   --------                           ---------------------------

 4               Specimen form of common stock                  *
                 certificate of Webster City Federal
                 Bancorp

 5               Opinion of Luse Lehman Gorman          Attached as Exhibit 5
                 Pomerenk & Schick, P.C.

10               Webster City Federal Savings Bank
                 and WCF Financial, M.H.C.1996 Stock
                 Option Plan                            Attached as Exhibit 10

15               Letter on unaudited interim financial
                 information                                 Not Applicable

23.1             Consent of Luse Lehman Gorman Pomerenk  Contained in Exhibit 5
                 & Schick, P.C.

23.2             Consent of KPMG, LLP                   Attached as Exhibit 23.2

24               Power of Attorney                   Contained on Signature Page


* Filed as an exhibit to the Company's Current Report on Form 8-KSB (File No. 0-26577) filed with the Commission on July 1, 1999.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

Exhibit Number                 Description

    5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

   10             Webster City Federal Savings Bank and WCF Financial, M.H.C.
                  1996 Stock Option Plan

  23.1            Consent of Luse Lehman Gorman Pomerenk & Schick,
                  A Professional Corporation (contained in the opinion included as Exhibit 5)

  23.2            Consent of KPMG, LLP

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Webster City, Iowa, on this 18th day of October, 2000.

                                           Webster City Federal Bancorp

                                  By:      /s/Phyllis A. Murphy
                                           -------------------------------------
                                           Phyllis A. Murphy, President and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Webster City Federal Bancorp (the "Company") hereby severally constitute and appoint Phyllis A. Murphy as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Phyllis A. Murphy may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Phyllis A. Murphy shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signatures                  Title                              Date


/s/Phyllis A. Murphy        President, Chief Executive         October 18, 2000
-------------------------   Officer and Director
Phyllis A. Murphy           (Principal Executive Officer)


/s/Stephen L. Mourlam       Executive Vice President           October 18, 2000
-------------------------   (Principal Financial and
Stephen L. Mourlam          Accounting Officer)


/s/Ellis S. Swon            Chairman of the Board              October 18, 2000
-------------------------
Ellis S. Swon


/s/Donald I. Newman         Director                           October 18, 2000
-------------------------
Donald I. Newman

/s/Dennis J. Tasler         Director                           October 18, 2000
-------------------------
Dennis J. Tasler


/s/Dr. Carroll E. Haynes    Director                           October 18, 2000
-------------------------
Dr. Carroll E. Haynes

                                    EXHIBIT 5

              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

October 20, 2000


Board of Directors
Webster City Federal Bancorp
820 Des Moines Street
Webster City, Iowa 50595

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale of Webster City Federal Bancorp (the "Company") common stock, par value $.10 per share (the "Common Stock"), pursuant to the Webster City Federal Savings Bank 1996 Stock Option Plan. We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                      Very truly yours,



                                      /s/ Luse Lehman Gorman Pomerenk & Schick
                                      Luse Lehman Gorman Pomerenk & Schick
                                      A Professional Corporation

                                   EXHIBIT 10

                                STOCK OPTION PLAN

                        WEBSTER CITY FEDERAL SAVINGS BANK
                            and WCF FINANCIAL, M.H.C.
                             1996 STOCK OPTION PLAN

1.   Purpose

     The purpose of the Webster City Federal Savings Bank and WCF Financial, M.H.C. 1996 Stock Option Plan (the "Plan") is to advance the interests of Webster City Federal Savings Bank (the "Bank") and its shareholders by providing Employees and Outside Directors of the Bank and its affiliates, including WCF Financial, M.H.C., the mutual holding company of the Bank (the "Company"), upon whose judgment, initiative and efforts the successful conduct of the business of the Bank and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability to such positions with the Bank and the Company.

2.   Definitions

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank or the Company, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code.

     "Award" means an Award of Nonstatutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

     "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

     "Board of Directors" means the Board of Directors of the Bank and the Company, as applicable.

     "Change in Control" means:

     (1)(i) A reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Company or a similar transaction in which the Bank or Company is not the resulting entity or the Stock Holding Company is not the resulting entity; (ii) individuals who constitute the Board of Directors of the Bank or the Board of Directors of the Company as of the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Bank's or Company's stockholders or members, respectively, was approved by the Nominating Committee serving under an Incumbent Board shall be for purposes of this section considered as though he were a member of the Incumbent Board; or (iii) an acquisition of "control" of the Bank or the Company as defined by the Home Owners Loan Act, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "HOLA"), or (iv) an acquisition of the Bank's stock requiring submission of notice under the Change in Bank Control Act;

     (2) In the event the Company converts from the mutual form of organization to the stock form of organization in a Conversion Transaction at any time subsequent to the effective date of this Plan, a "Change in Control" shall mean a change in control of the Bank or the Stock Holding Company of a nature that:
(i) would be required to be reported in response to Item 1a of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Bank or the Stock Holding Company within the meaning of the Bank Holding Company Act ("BHCA"); or (iii) without limitation, results in (a) any "person" (as such term is used in Section 13(d) and 14(d) of

                                      10-1
the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Stock Holding Company representing 25% or more of the Bank's or Stock Holding Company's outstanding securities ordinarily having the right to vote at the election of directors, except for any securities purchased by the Bank's or the Stock Holding Company's employee stock benefit plans; or (b) the Incumbent Board ceasing for any reason to constitute at least a majority of the Board of Directors of the Bank or Stock Holding Company; or (c) results in a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Stock Holding Company or similar transaction.

     Notwithstanding anything to the contrary herein, the conversion of the Company to stock form, on a stand- alone basis, shall not be a Change in Control.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Stock Benefits Committee (or the equivalent) of the Board of Directors consisting of at least three Outside Directors of the Bank or the Company, and all of whom are and must be "disinterested directors" as that term is defined under Rule 16b-3 under the Exchange Act.

     "Common Stock" means the common stock of the Bank, par value $.10 per share.

     "Company" means WCF Financial, M.H.C.

     "Conversion Transaction" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion with an unrelated entity, as contemplated by regulations of the Office of Thrift Supervision ("OTS") or any successor thereof.

     "Date of Grant" means the actual date on which an Award is granted by the Committee.

     "Director" means a member of the Board of Directors.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an Employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such Employee's lifetime.

     "Employee" means any person who is currently employed by the Bank or the Company or an Affiliate, including officers.

     "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") "Small-Cap Issues" (as published by the Wall Street Journal, if published) on such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq "Small-Cap Issues", Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

     "Incentive Stock Option" means an Option granted by the Committee to an Employee Participant, which Option is designated as an Incentive Stock Option pursuant to Section 8.

     "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

                                      10-2

     "Nonstatutory Stock Option" means an Option granted by the Committee to (i) an Outside Director or (ii) to any other Participant and such option is either
(A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder.

     "Normal Retirement" means, for an Employee, retirement at the normal or early retirement date as set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. For an Outside Director, Normal Retirement means retirement from service on the Board.

     "Offering" means the initial public offering of the Common Stock of the Bank.

     "Option" means an Award granted under Section 7 or Section 8.

     "Outside Director" means a Director who is not also an Employee.

     "Participant" means an Outside Director or an Employee chosen by the Committee to participate in the Plan.

     "Reorganization" means the reorganization of Webster City Federal Savings Bank as a mutual holding company and the establishment of the Bank as its majority-owned subsidiary.

     "Stock Holding Company" means the holding company resulting from a stock conversion of the Company in a Conversion Transaction.

     "Termination for Cause" means the termination of employment or service caused by the individual's personal dishonesty, incompetence, willful misconduct, any breach of a fiduciary duty involving personal profit or intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or a material breach of a material provision hereof. In the case of an Outside Director, Termination for Cause means a removal for cause pursuant to the Bank's Bylaws.

3.   Administration

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

     The Awards of Nonstatutory Options to Outside Directors under Section 7 are intended to comply with Rule 16b-3 under the Exchange Act. Notwithstanding any term to the contrary appearing herein, unless permitted by Rule 16b-3(c)(2)(ii), neither the Committee nor the Board of Directors shall have the authority to determine the amount and price of securities to be awarded and/or timing of awards under Section 7 to designated directors or categories of directors, which terms shall be set forth herein. To the extent any provision of the Plan or action by Plan administrators fails to comply with this Section 3, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

4.   Types of Awards

     Awards under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-Statutory Stock Options; and (c) Limited Rights.

5.   Stock Subject to the Plan

     Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is ten percent (10%) of the shares of Common Stock of the Bank sold in connection with the Offering (or 95,000 shares). The maximum number of shares reserved for issuance to Employees is 71,250 shares or 75.0% of

                                      10-3
the shares of Common Stock issued in connection with the Offering. The maximum number of shares reserved for issuance to Outside Directors is 23,750 shares or 25.0% of the shares of Common Stock issued in connection with the Offering.

         The shares of Common Stock represented by such options may be either authorized but unissued shares or shares previously issued and reacquired by the Bank or the Company. The Company may use dividends received from the Bank to fund the purchase of shares necessary to satisfy the exercise of stock options. To the extent that options together with any related rights and Limited Rights granted under the Plan terminate, expire or are cancelled without having been exercised or, in the case of Limited Rights, without having been exercised for cash, new Awards may be made with respect to shares underlying such options.

6.   Eligibility

     Employees shall be eligible to receive Incentive Stock Options, Nonstatutory Stock Options and/or Limited Rights under the Plan. Outside Directors shall not be eligible to receive Incentive Stock Options under the Plan. Outside Directors shall be eligible to receive only Nonstatutory Stock Options and Limited Rights.

7.   Nonstatutory Stock Options

     7.1  Grant of Nonstatutory Stock Options

     (a) Grants to Outside Directors. Each Outside Director who is serving in such capacity on the effective date of the Plan (the "Effective Date"), shall be granted Options to purchase 4,750 shares of Common Stock of the Bank, subject to adjustment pursuant to Section 14. Each person who becomes an Outside Director subsequent to the Effective Date, shall be granted Nonstatutory Stock Options to purchase 2,375 shares of the Common Stock, subject to adjustment pursuant to
Section 14, to the extent shares remain available under the Plan. Nonstatutory Stock Options granted under the Plan are subject to the terms and conditions set forth in this Section 7.

     (b) Grants to Employees. The Committee may, from time to time, grant Nonstatutory Stock Options to Employees and, upon such terms and conditions as the Committee may determine, grant Nonstatutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Nonstatutory Stock Options granted under the Plan are subject to the terms and conditions set forth in this Section 7.

     (c) Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant. The maximum number of shares subject to a Nonstatutory Option that may be awarded under the Plan to any Employee shall be 23,750.

     (d) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined by the Committee on the date the Option is granted. Except as provided below, such purchase price shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted. The purchase price per share of Common Stock deliverable upon the exercise of each Nonstatutory Stock Option granted in exchange for and upon surrender of previously granted Awards shall be not less than 85% of the Fair Market Value of the Common Stock on the date the Option is granted, but in no event may the purchase price of any Nonstatutory Stock Option be less than the par value of the Common Stock. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock at the Fair Market Value of such shares.

     (e) Manner of Exercise. Nonstatutory Stock Options awarded to Outside Directors shall vest in a Participant at the rate of thirty-three and one-third percent (33.3%) per year commencing from the date of grant. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Bank. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Bank at the Fair Market Value of such shares determined on the exercise date.

                                      10-4

     (f) Terms of Options. The term during which each Nonstatutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Nonstatutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. The Nonstatutory Options awarded to Employees shall be exercisable in installments, as determined by the Committee. The Committee shall determine the date on which each installment shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee, in its sole discretion, may accelerate the time at which any Nonstatutory Stock Option awarded to Employees may be exercised in whole or in part, provided that the Committee may not accelerate the time at which a Nonstatutory Stock Option may be exercised due to retirement of such Employee. Notwithstanding the above, in the event of a Change in Control, all Nonstatutory Stock Options shall become immediately exercisable.

     (g) Termination of Employment or Service. Upon the termination of an Employee's employment or upon termination of an Outside Director's service for any reason other than Normal Retirement, Disability, death, or Termination for Cause, the Employee's or Outside Director's Nonstatutory Stock Options shall be exercisable only as to those shares that were immediately purchasable by the Employee or Outside Directors at the date of termination and only for a period of one year following termination. In the event of Termination for Cause, all rights under the Nonstatutory Stock Options shall expire upon termination. In the event of the Normal Retirement, death or Disability of any Employee or Outside Director, all Nonstatutory Stock Options held by such Employee or Outside Director, whether or not exercisable at such time, shall be exercisable by such person or his legal representatives or beneficiaries for one year following the date of his death or cessation of employment or service, as applicable, due to Disability or Normal Retirement, provided that in no event shall the period extend beyond the expiration of the Nonstatutory Stock Option term. Notwithstanding the above, all Nonstatutory Stock Options held by a Participant whose employment as an Employee or service as an Outside Director terminates following a Change in Control shall be deemed earned as of the last day of employment or service with the Bank or an Affiliate and shall be exercisable for one year following such termination of employment or service.

8.   Incentive Stock Options

     8.1  Grant of Incentive Stock Options

     The Committee, from time to time, may grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant.

     (b) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. However, if an Employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliates by reason of the ownership of such classes of common stock directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of exercise of the Incentive Stock Option.

    (c) Manner of Exercise. Incentive Stock Options granted under the Stock Option Plan shall vest in a Participant at the rate or rates determined by the Committee. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Bank,

                                      10-5
provided, however, that no Options shall be exercisable prior to approval of the Plan by stockholders. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the Fair Market Value of such shares shall be determined as of the date of such exercise of the Incentive Stock Option.

     (d) Amount of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Employee shall be 23,750. In granting Incentive Stock Options, the Committee shall consider the position and responsibilities of the Employee, the length and value of his or her service to the Bank, the Company, or the Affiliate, the compensation paid to the Employee and the Committee's evaluation of the performance of the Bank, the Company, or the Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an Option intended to qualify as an Incentive Stock Option, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (e) Term of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Employee, at the time an Incentive Stock Option is granted to him, owns Common Stock representing more than 10% of the total combined voting power of the Bank or its Affiliates (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him or her shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Employee to which it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee, in its sole discretion, may accelerate the time at which any Incentive Stock Option may be exercised in whole or in part; provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control, all Incentive Stock Options shall become immediately exercisable unless the Fair Market Value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the date of grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Nonstatutory Stock Options.

     (f) Termination of Employment. Upon the termination of an Employee's employment for any reason other than Normal Retirement, Disability, Change in Control, death, or Termination for Cause, his or her Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by him at the date of termination and only for a period of three months following termination. In the event of Termination for Cause, all rights under his or her Incentive Stock Options shall expire upon termination.

     In the event of termination of an Employee's employment due to a Change in Control, Normal Retirement, death or Disability, all Incentive Stock Options held by such Employee, whether or not exercisable at such time, shall be exercisable by such Employee (or in the event of his death, his legal representative or beneficiary) for one year following the date of his cessation of employment; provided, however, that, to the extent prohibited by law, such Options shall not be eligible for treatment as Incentive Stock Options in the event such Options are exercised more

                                      10-6
than three months following the Employee's cessation of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (g) Compliance with Code. The Options granted under this Section 8 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Bank makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code and such failure is not or cannot be cured, such Option shall be a Nonstatutory Stock Option.

9.   Limited Rights

     9.1  Grant of Limited Rights

     The Committee may grant a Limited Right simultaneously with the grant of any Option to any Employee or Outside Director with respect to all or some of the shares covered by such Option. Limited Rights granted under the Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

     Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Bank an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change of Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Bank, or in the event of a merger transaction, for shares of the acquiring corporation, or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.  Surrender of Option

     In the event of a Participant's termination of employment or termination of service as a result of death or Disability, the Participant (or his personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Bank of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or service and the exercise price per share of the Option on the Date of Grant. Whether the Bank accepts such application or determines to make payment, in whole or part, is within its sole discretion, it being expressly understood that the Bank is under no obligation to any Participant to make such payments. In the event that the Bank accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

                                      10-7

11.  Rights of a Shareholder; Non-transferability

     A Participant shall have no rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Bank or its Affiliates or to continue to perform services for the Bank or its Affiliates or interferes in any way with the right of the Bank or its Affiliates to terminate his or her services as an Employee or Director at any time.

     No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his or her lifetime by the Participant, or by a guardian or legal representative of the Participant.

12.  Agreement with Participants

     Each Award of Options, and/or Limited Rights shall be evidenced by a written agreement, executed by the Participant and the Bank or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

13.  Designation of Beneficiary

     A Participant, with the consent of the Committee, may designate a person or persons to receive, in the event of death, any Option or Limited Rights Award to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

14.  Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, pro-rata return of capital to all shareholders, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

     (c) subject to Section 8.1(b), adjustments in the purchase price of outstanding Incentive and/or Nonstatutory Stock Options, or any Limited Rights attached to such options.

     No such adjustments, however, may change materially the value of benefits available to a Participant under a previously granted Award.

15.  Limitations upon Exercise of Options

     Notwithstanding any other provision of the Plan, so long as the Company remains in the mutual form of organization and so long as any applicable statute or regulation requires the Company to own at least a majority of the outstanding shares of Common Stock, an Option granted under the Plan may not be exercised if the exercise of such an Option would result in the Company owning less than a majority of the Common Stock. Nothing herein shall preclude the Bank from issuing additional authorized but unissued shares of Common Stock to the Company to allow for the exercise of options that would otherwise have resulted in the Company owning less than a majority of the Common Stock.

                                      10-8

16.  Treatment of Options in the Event of a Conversion Transaction

     In the event that the Company converts to stock form in a Conversion Transaction, any Options outstanding shall, at the option of the holder, (i) be convertible into Options for common stock of the Stock Holding Company, or (ii) if vested, be exercised by the holder prior to the effective date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority stockholders of the Bank, the shares of Common Stock received upon such exercise for shares of common stock of the Stock Holding Company. If for any reason such options are not to be converted or such shares are not exchanged, the holders of Options under the Plan shall receive cash payment for the shares of Common Stock represented by the Options in an amount equal to the Fair Market Value of the underlying Options or the initial offering price of the common stock of the Stock Holding Company for which the Common Stock underlying the Option would otherwise be exchanged, less the original exercise price of such Options and, with respect to Options that have been exercised, the Stock Holding Company shall redeem such shares for cash in the same manner as such redemption would occur for other minority stockholders of the Bank. Any exchange, conversion of Options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.

17.  Withholding

     There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

18.  Amendment of the Plan

     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, the approval by a majority of the shares of Common Stock represented in person or by proxy at an annual or special meeting of the Bank shall be required for any such modification or amendment that:

     (a) increases the maximum number of shares for which Options may be granted under the Plan (subject, however, to the provisions of Section
          14);

     (b) reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Sections 7, 8, and 14;

     (c) extends the period during which Options may be granted or exercised beyond the times originally prescribed (subject, however, to the provisions of Sections 7 and 8; or

     (d)  changes the persons eligible to participate in the Plan.

     Failure to ratify or approve amendments or modifications to subsections (a) through (d) of this Section 18 by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of the Plan will remain in full force and effect.

     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

19.  Approval by Stockholders

     The Plan shall be approved by stockholders of the Bank. No Options shall be granted pursuant to the Plan prior to such stockholder approval.

20.  Effective Date of Plan

     The Plan shall become effective upon the date adopted by the Board of Directors, following the approval of stockholders.

                                      10-9

21.  Termination of the Plan

     The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date or the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time; provided that no such action will, without the consent of a Participant, affect adversely his rights under a previously granted Award.

[Remainder of Page Left Intentionally Blank]


                                      10-10

22.  Applicable Law

     The Plan will be administered in accordance with federal law and the laws of the State of Iowa.

Adopted April 17, 1996

ATTEST:                                    WEBSTER CITY FEDERAL SAVINGS BANK

___________________________      By:       _____________________________________
Corporate Secretary                        President and Chief Executive Officer



                                           WCF FINANCIAL, M.H.C.

___________________________      By:       ____________________________________
Corporate Secretary                        President and Chief Executive Officer


April 17, 1996

Date Approved by Stockholders

                                      10-11

                                  EXHIBIT 23.2

                                 CONSENT OF KPMG

                          Independent Auditors' Consent


The Board of Directors
Webster City Federal Bancorp

We consent to incorporation by reference in the Registration Statement on Form S-8 of Webster City Federal Bancorp of our report dated January 21, 2000, relating to the consolidated balance sheets of Webster City Federal Bancorp and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-KSB of Webster City Federal Bancorp.

/s/KPMG, LLP

Des Moines, Iowa
October 16, 2000